Exhibit 99.1

CHILEAN COBALT CORP. ANNOUNCES AI-DRIVEN EXPLORATION PILOTS AND RESTART OF FIELD ACTIVITIES

BERWYN, PA – (July 24, 2025) – Chilean Cobalt Corp. (OTCQB: COBA) (“Chilean Cobalt” or the “Company”) is pleased to announce the launch of a pilot program using artificial intelligence (AI) and machine learning (ML) technologies to accelerate mineral exploration at its La Cobaltera cobalt-copper project in northern Chile.

This pilot program is designed to enhance exploration decision-making by integrating historical exploration and production data with AI-based analytics. The program will focus on the La Cobaltera project and the broader San Juan district. Data sources will include results from the Company’s 2018-19 exploration campaign, records from prior operating mines, and publicly available geological and geophysical datasets.

The objective is to identify new target zones in greenfield areas based on geological trends observed in past-producing zones, notably those with high-grade cobalt and copper vein systems.

Chilean Cobalt is collaborating with three specialized AI companies:

Mineral Forecast, a Chile-based geosciences AI platform that supports exploration and operational decision-making by integrating geologic criteria with proprietary and public datasets to highlight high-potential drill and staking targets.

MinersAI, a US-based company that builds the data infrastructure and analytical tools which exploration, mining, and investment firms need to maximally leverage AI. Its solution is designed to streamline exploration workflows, find new opportunities, enable geoscientists to increase efficiency, and make data-driven resource allocation decisions, thereby improving success rates.

TerraSpace, also US-based, leverages AI and ML to deliver mineral intelligence by rapidly analyzing and fusing large datasets. Its tools include on-site core analysis, enhancing ore body understanding and accelerating exploration and development planning.

These companies were selected for their deep experience with AI-driven greenfield exploration and focus on brownfield trend extensions – the exploration strategy underway at La Cobaltera. Over the second half of 2025, Chilean Cobalt aims to achieve key technical milestones through the pilot. At its conclusion, the Company will evaluate results and recommendations to determine the potential for expanded, ongoing AI deployment.

Restart of Field Exploration Activities and New Technical Advisors

In conjunction with the AI pilot, Chilean Cobalt is also formally restarting field activities. To support this, the Company has appointed two new Technical Advisors:

•	Dr. Brian Townley, a highly regarded and well published exploration geologist and academic with over 30 years of experience in ore deposit research and applied geosciences across the Americas.
•	Mr. César Vargas, a mining operations and exploration manager with over 20 years of experience in South America, including significant work in socially and environmentally sensitive regions.

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Board Update

Geraldine Barnuevo has stepped down from the Board of Directors, effective immediately, due to personal commitments and academic opportunities. She served in her role since July 2023. The Company sincerely thanks her for her contributions to establishing Chilean Cobalt’s ESG Committee and Sustainability Framework, and wishes her continued success in her future endeavors.

About Dr. Brian K. Townley

Dr. Townley is an Associate Professor in the Department of Geology at the University of Chile, with over 30 years of applied research experience in ore deposits, Andean metallogenesis, applied geochemistry, geo-mineral metallurgy, and the geological and geochemical influences in viticulture. He has served as Associate Researcher at the Advanced Mining Technology Center (AMTC) and as Academic Coordinator for diploma programs within the Department of Mining Engineering.

Dr. Townley currently leads several major R&D projects focused on mine processing, geo-metallurgical modeling, sustainable mining practices, and recovering cobalt and other valuable minerals from tailings. Over the past decade, he has authored or co-authored more than 35 presentations and publications on applied geochemistry, ore deposits, and mineral exploration, as well as the geoscientific aspects of viticulture in Chile.

Throughout his career, Dr. Townley has conducted consulting and applied research for leading mining companies, including BHP, Codelco, Anglo American, Barrick Mining, Antofagasta Minerals, Gold Fields, and JX Mining Corporation, amongst others.

Dr. Townley actively promotes knowledge transfer through academic publications, patents, and a wide range of professional training initiatives. He regularly delivers diploma-level courses, industry workshops, and short courses across the Americas, including Chile, Argentina, Peru, Ecuador, Bolivia, Brazil, Mexico, and Canada.

About César Vargas

Mr. Vargas is a business administrator with over 20 years of experience in the mining sector. He has served as an independent consultant to emerald and coal mining projects in Colombia, with a focus on regionals characterized by complex social and environmental challenges. Mr. Vargas has developed multidisciplinary expertise through additional studies in Environmental Law, Compliance Standards, Geographic Information Systems (GIS), Geology, and Remote Sensing.

Mr. Vargas previously served as Mine Manager at Coexminas, a Colombian company specializing in gemstone extraction, where he oversaw both operational performance and strategic planning. He was also a key contributor to the Muzo Companies’ exploration program in Colombia, where he served as a Mining Exploration Manager and Mine Administrator. Earlier in his career, Mr. Vargas managed international trade and export logistics for Four Cs, a global gemstone trading company, with responsibility for previous stone distribution and sales logistics.

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Mr. Vargas has completed coursework in Geology and Remote Sensing from the Asociación Colombiana de Geólogos y Geofísicos (ACGPG) and holds a Bachelor of Business Administration from the Fundación Universitaria Konrad Lorenz.

This press release does not constitute an offer or sale of, or the solicitation of an offer to buy, securities of the Company nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Chilean Cobalt Corp.

Chilean Cobalt Corp. is a US-based and US-listed critical minerals exploration and development company focused on the La Cobaltera cobalt-copper project in northern Chile, one of the world’s few primary cobalt districts. Chilean Cobalt is committed to creating ecological and social value for all stakeholders; economic value for Chile and the Chilean communities in which it operates; and financial value for its shareholders.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Examples of forward-looking statements, include, among others, statements the Company makes regarding the pilot program and its success identifying new target zones in greenfield areas or enhancing exploration decision-making, ability to establish “Proven” or “Probable” Reserves, as defined by the SEC under Industry Guide 7, through the completion of a Definitive Feasibility Study for the minerals that the Company seeks to produce and the inherent risks of mining, exploration, development, and processing operations that may negatively impact the business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Chilean Cobalt Corp.

Duncan T. Blount

Chairman & CEO

Duncan.Blount@chileancobaltcorp.com

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